Exhibit 10.2

AGREEMENT OF REPRESENTATION AND INDEMNITY

DATE:	December 3, 2013

PARTIES:

Computer Task Group, Incorporated

700 Delaware Avenue, New York 14209

(the “Company”)

South Dakota Trust Company LLC

201 S. Phillips Ave., Ste. 200

Sioux Falls, SD 57104

(the “Trustee”)

Buffalo CTG LLC

c/o Barrantys LLC

120 W. Tupper St.

Buffalo, NY 14201

(the “Investment Advisor,” “Distribution Advisor,” and “Trust Protector”

and collectively referred to as the “Advisor/Protector”)

Luke T. Jacobs

120. W. Tupper St.

Buffalo, NY 14021

(a Member of the Advisor/Protector)

Lee C. Wortham

120 W. Tupper St.

Buffalo, NY 14201

(a Member of the Advisor/Protector)

and

Thomas R. Beecher, Jr.

120 W. Tupper St.

Buffalo, NY 14201

(a Member and the Manager of the Advisor/Protector)

BACKGROUND:

The Trustee is the trustee of the Company’s Stock Employee Compensation Trust under an Agreement dated May 3,1994 The Advisor/Protector is a Special-Purpose Entity serving as Investment Advisor, Distribution Protector, and Trust Protector of the Trust. Luke T. Jacobs, Lee C. Wortham, and Thomas R. Beecher, Jr., are Members of the Advisor/Protector (collectively referred to as the “Members”) and Thomas R. Beecher, Jr., is also the Manager of the Advisor/Protector. The Company expressly recognizes that the Trustee, Advisor/Protector, Members, and/or Manager could become exposed (with possible personal liability to the individuals) as a result of performing duties under the Trust or by reason of the various offices discussed above to potential legal risks and liabilities,

The Company, Trustee, Advisor/Protector, Members and Manager recognize that the legal risks and potential liabilities associated with lawsuits filed against the Trustee, Advisor/Protector, Members, and Manager could result in substantial expenditure of time, money and energy in defending against such lawsuits.

The Company recognizes that the cost of defending against such lawsuits, whether or not meritorious, is beyond the financial resources of the Trustee, Advisor/Protector, Members and Manager.

The Trustee is willing to continue to serve as Trustee of the Trust and the Advisor/Protector, Members and Manager are willing to continue to serve in their various capacities with respect to the Trust only in consideration of the protection of this agreement.

CONSIDERATION:

In consideration of the foregoing and of the mutual covenants of the parties hereinafter set forth, it is mutually agreed as follows:

COVENANTS:

1. Throughout the term of the Trust, so long as the Trustee serves as Trustee thereunder, the Trustee shall receive an annual Trustee’s fee equal to .05% of the gross fair market value of the Trust assets, which amount shall be calculated based upon the average of the monthly fair market value of the gross Trust assets for such year. For purposes of determining the fair market value of Trust assets, the value of any Company Stock included therein shall be based upon the closing price thereof at the end of any month, together with the amount of any cash or cash equivalents then held as Trust assets, For purposes of determining compensation to the Trustee hereunder, there shall be no deduction for any indebtedness of the Trust, or any fees, costs or expenses paid or payable by the Trustee in connection with administration of the Trust out of Trust assets. The Advisor/Protector shall be entitled to a fee equal to that of the Trustee’s fee and calculated in the same manner as set forth above.

2. In order to induce the Trustee, Advisor/Protector, Members and Managers to accept the appointment as Trustee and serve in their various respective roles under the Trust, the Company hereby represents and warrants to the Trustee, Advisor/Protector, Members and Manager as follows:

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York.

(b) The Trust, as amended, has been duly formed in accordance with South Dakota law and is not subject to the Employee Retirement Income Security Act of 1974, as amended.

(c) The Company has the corporate power to execute, deliver and perform the Trust and this Agreement (the “Company Documents”) and all other instruments and documents and take all other action required of it by the Company Documents.

(d) The execution, delivery and performance of the Company Documents by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or by-laws of the Company any provision of any material indenture, agreement or other instrument to which the Company is a party, or by which it or any of its properties or assets are bound, or be in conflict with, result in a material breach of or constitute (with due notice and/or lapse of time) material default under any such indenture, agreement or other instrument.

(e) No registration with or consent or approval of, or other action by any federal, state or other governmental court, authority or regulatory body or other person is required in connection with the valid execution, delivery and performance by the Company of the Company Documents or any other instrument or document required thereby or in connection with any of the transactions contemplated thereby, or, if so required, such registration has been made, such consent or approval given or such other appropriate action taken, or will be taken, within any required time period applicable thereto.

(f) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened against or affecting the Company which questions the execution, delivery or validity of the Company Documents or ability of the Company to consummate the transactions contemplated in the Company Documents.

(g) The Company Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable in accordance with their terms.

(h) The Company has title to and shall deliver good title to all assets being delivered to the Trustee to be held in trust, free and clear of all liens, charges or encumbrances excluding any pledge in favor of the Company.

(i) No representation or warranty contained herein by or on behalf of the Company, nor any statement or certificate furnished hereunder or in connection herewith, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

3. The Company covenants with the Trustee, Advisor/Protector, Members and Manager as follows;

(a) The establishment of the Trust, and the transactions contemplated thereby, including the making of any loan by the Company to the Trust for the purposes of acquiring any Trust property, and the terms and conditions of the Trust with respect thereto, do not and will not render the Company insolvent, with an unreasonably small capital, and will not be undertaken to hinder, delay or defraud creditors, The Company shall insure that all property contributed to the Trust is contributed free and clear of all liens, charges or encumbrances or other undue restrictions, and the foregoing covenant shall apply whether or not such property is acquired directly by the Company or is acquired by the Trustee on the direction of the Committee described in the Trust excluding any pledge in favor of the Company.

(b) In connection with the Trustee’s duties under the Trust and the various duties of the Advisor/Protector, Members and Manager relative to the Trust, the Trustee will be required to complete and file certain reports, returns and disclosure documents. Provided the Trustee has delivered information in a timely fashion, the Company shall, on behalf of the Trustee, prepare and file all necessary filings required under federal and state securities or other laws, together with all tax returns of the Trust, if any, for review and approval by the Trustee.

(c) At the request of the Trustee, Advisor/Protector, Members and/or Manager in connection with any transaction involving Trust property, whether involving the acquisition or divestiture or distribution thereof, the Trustee, Advisor/Protector, Members and/or Manager shall be entitled to receive a certificate of an officer of the Company as to the continuing validity of this Agreement and the representations, warranties and covenants contained herein, with an updated opinion of counsel with respect to such matters.

4. In order to induce the Trustee, Advisor/Protector, Members and Manager to continue to serve in their various roles with respect to the Trust, the Company agrees that if the Trustee, Advisor/Protector, Members and/or Manager should be made a party or be threatened to be made a party to or be otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not one by or in the right of the Company, including an action, suit or proceeding by or in the right of any affiliate (a “Proceeding”), in all cases by reason of the fact that they were a trustee or other advisor of the Trust, they shall be indemnified and held harmless by the Company, against all judgments, fines, ERISA or other excise tax or penalties, amounts paid in settlement and expenses, including attorneys’ fees and disbursements incurred as a result of such Proceeding, or any appeal therein, and such indemnification shall continue if the Trustee, Advisor/Protector, Members, or Manager has ceased to serve in their respective role(s) regarding the Trust and shall inure to the benefit of the Trustee’s, Advisor/Protector’s, Members’ or Manager’s agents, officers, successors, assigns, heirs, executors and administrators; provided, however, that no indemnification will be made with respect to any specific case in which a judgment or other final adjudication adverse to the Trustee, Advisor/Protector, Members and/or Manager establishes that such acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the Trustee, Advisor/Protector, Members and/or Manager personally gained in fact a financial profit or other advantage to which such party was not legally entitled, or were the result of gross negligence or wilful misconduct.

5. The right of indemnification conferred herein shall include the right to be paid by the Company the expenses incurred in defending any Proceeding in advance of its final disposition (an “Advancement of Expenses”).

6. If a claim for indemnification hereunder, including a claim for Advancement of Expenses, is not paid in full by the Company or from Trust assets within sixty days after a written claim has been received by the Company, the Trustee, Advisor/Protector, Members or Manager may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the Trustee, Advisor/Protector, Members or Manager shall be entitled to be paid also the expense of prosecuting or defending such suit. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Trustee, Advisor/Protector, Members or Manager is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Trustee, Advisor/Protector, Members or Manager has not met the applicable standard of conduct, shall create a presumption that the Trustee, Advisor/Protector, Members or Manager has not met the applicable standard or, in the case of such a suit brought by the Trustee, Advisor/Protector, Members or Manager for an Advancement of Expenses hereunder, the burden of proving that the Trustee, Advisor/Protector, Members or Manager is not entitled to be indemnified shall be on the Company.

7. The rights of indemnification and to the Advancement of Expenses conferred hereunder shall not be exclusive of any other right which the Trustee, Advisor/Protector, Members or Manager may have or hereafter acquire under any law, statute, the Trust Agreement, .agreements, or vote of stockholders or disinterested directors or otherwise.

8. The Company may (but shall not be obligated to) maintain insurance, at its expense, to protect itself and the Trustee, Advisor/Protector, Members, and Manager and others against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law. The Company shall not be liable to make any payment hereunder to the extent payment is actually made to the Trustee under any such insurance policy. If the Trustee, Advisor/Protector, Members and/or Manager is required to pay any amount that the Company is obligated to pay hereunder except for the exclusion in this subsection, before payment is reasonably expected to be made under the insurance policy, the Company shall promptly advance the amount the Trustee, Advisor/Protector, Members and Manager are required to pay for which the Company is liable hereunder. Any advance by the Company shall be made with the undertaking of the Trustee, Advisor/Protector, Members and Manager which hereby is given, that it shall immediately pay over to the Company, from the funds the Trustee, Advisor/Protector, Members and/or Manager later receive(s) under the insurance policy, an amount equal to the amount which the Company advanced pursuant to this subsection. In addition, upon payment of indemnified amounts under this agreement, the Company shall be subrogated to the Trustee’s, Advisor/Protector’s, Members’ and/or Manager’s rights against any insurance carrier in respect of such indemnified amounts and the Trustee, Advisor/Protector, Members and/or Manager shall execute and deliver any and all instruments and/or documents and do such other acts or things which the Company deems necessary or advisable to secure such rights. The Trustee, Advisor/Protector, Members and Manager shall do nothing to prejudice such rights of recovery or subrogation.

9. If any provision of this agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this agreement shall be enforceable in accordance with their terms.

10. This agreement shall bind all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs and legal representatives of the Trustee, Advisor/Protector, Members, and Manager.

11. All matters with respect to this agreement, including, without limitation, matters of validity, construction, effect and performance shall be governed by the internal laws of the State of South Dakota applicable to contracts made and to be performed therein between the residents thereof (regardless of the laws which might otherwise be applicable under principles of conflicts of law).

12. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopier, or when mailed by certified or registered mail, with postage pre-paid.

(a)	If to the Trustee to:

South Dakota Trust Company LLC

201 South Phillips Avenue, Suite 200

Sioux Falls, South Dakota 57104

with a copy to:

Mary A. Akkerman, Esq.

Lindquist + Vennum LLP

101 S. Reid St., Ste. 302

Sioux Falls, SD 57103

or to such other person or address which the Trustee shall furnish to the Company in writing pursuant to the above.

(b)	If to the Advisor/Protector and/or Members and/or Manager of the Advisor/Protector:

Buffalo CTG LLC

c/o Barrantys LLC

120 W. Tupper St.

Buffalo, NY 14201

or to such other person or address which the Advisor/Protector, Members or Manager of the Advisor/Protector shall furnish to the Company in writing pursuant to the above.

(c)	If to the Company to:

Computer Task Group, Incorporated

700 Delaware Avenue

Buffalo, New York 14209

Attention: Vice President and General Counsel

with a copy to:

Hodgson Russ LLP

The Guaranty Building

140 Pearl Street, Suite 100

Buffalo, New York 14202

or to such other person or address as the Company shall furnish to the Trustee, Advisor/Protector, Members and Manager in writing pursuant to the above.

13. Except for Section 5.5 of the Trust, this agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and there are no other agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.

COMPUTER TASK GROUP, INCORPORATED

By:

Its:

SOUTH DAKOTA TRUST COMPANY LLC

By:

Its:

BUFFALO CTG LLC

By:

Its:

/s/ Luke T. Jacobs
Luke T. Jacobs, Member of Buffalo CTG LLC

/s/ Lee C. Wortham
Lee C. Wortham, Member of Buffalo CTG LLC

/s/ Thomas R. Beecher, Jr.
Thomas R. Beecher, Jr., Member and Manager of Buffalo CTG LLC